SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2005

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50849 (Commission File Number)	36-4387594 (I.R.S. Employer Identification No.)

	6400 Shafer Court, Suite 100 Rosemont, Illinois (Address of principal executive offices)	60018 (Zip Code)

(847) 384-6100 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                                (b)  On January 3, 2005, Kanbay International, Inc. (the “Company”) notified The Nasdaq Stock Market (“Nasdaq”) that it is currently not in compliance with Nasdaq Rule 4350(c)(1), which requires a majority of the board of directors of the Company be composed of independent directors.  This non-compliance occurred because Mark L. Gordon, one of the directors of the Company, has ceased to be an "independent director" under Nasdaq Rule 4200(a)(15)(D).  Mr. Gordon is a member of the law firm of Gordon & Glickson LLC ("G & G").  G & G provided legal services to the Company during the fiscal year ended December 31, 2004. The payments for these services by the Company to G & G exceeded 5% of G & G's consolidated gross revenues for such fiscal year.

                                In accordance with Nasdaq Rule 4350(c)(1), the Company intends to take actions to ensure that a majority of its board of directors will be composed of independent directors by its next annual stockholders meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: January 5, 2005	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Vice President and Chief Financial Officer